Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

      We consent to the references to our firm under the captions “Selected Consolidated Financial Data” and “Experts” and to the use of our reports dated February 10, 2004, in the Registration Statement (Form S-1 No. 333-      ) and related Prospectus of Blackboard Inc. for the registration of            shares of its common stock.

/s/ ERNST & YOUNG LLP

McLean, VA

March 5, 2004